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                                                                   EXHIBIT 10.33



August 20, 1999




Mr. Thomas A. Flak
1515 Cordilleras Avenue
San Carlos, CA  94070


Dear Tom:

This letter will set forth our agreement regarding your continued employment by Verilink Corporation. If you remain employed through September 30, 1999, upon termination of your employment after that date, other than for cause, you shall receive a severance payment equal to six (6) months salary. In addition, you shall receive company-paid Cobra benefits for a maximum of six (6) months.

Sincerely,



Graham G. Pattison
President and CEO